UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 24, 2009

(Date of earliest event reported)

BLACK TUSK MINERALS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street, Vancouver, B.C. Canada V6P 5T2

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (778) 999-2575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 24, 2009, the Company’s Board of Directors adopted the Black Tusk Minerals Inc. 2009 Nonqualified Stock Option Plan (the “Plan”). The Plan is subject to approval by shareholders at the Company’s next annual meeting.

Pursuant to the Plan, stock options may be granted to any person who is performing or who has been engaged to perform services of special importance to management of the Company in the operation, development and growth of the Company. The maximum number of shares with respect to which stock options may be granted under the Plan may not exceed 2,500,000. All stock options granted under the Plan shall be nonqualified stock options and shall be evidenced by agreements, which shall be subject to the applicable provisions of the Plan. The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On August 25, 2009, the Committee (as defined in the Plan) and the Company’s Board of Directors authorized and approved the following stock option grants at an exercise price of $0.20 per share, which was the closing price of the Company’s common shares on the OTC Bulletin Board on the trading day immediately prior to the date of grant:

Name	Stock Options	Exercise Price
Gavin Roy	1,000,000	$0.20
Michael McIsaac	500,000	$0.20
Robert Krause	500,000	$0.20

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Black Tusk Minerals Inc. 2009 Nonqualified Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK TUSK MINERAL INC. (Registrant)

Dated: August 28, 2009	By: /s/ Gavin Roy Gavin Roy President and Dirctor